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                                                               EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated September 13, 1996, accompanying the consolidated financial statements and schedule of ABR Information Services, Inc. that are included in or incorporated by reference in the Company's
Form 10-K for the year ended July 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of ABR Information Services, Inc. on Form S-3 (File No. 333-2706, effective
March 21, 1996) and Form S-8 (File No. 33-86520, effective November 18, 1994).


/s/ Grant Thorton LLP

Tampa, Florida
October 1, 1996